FOR FURTHER INFORMATION AT THE COMPANY:
Karen J. Dearing
Chief Financial Officer
(248) 208-2500

Sun Communities, Inc. Closes Public Offering of 5,750,000 Shares of Common Stock

Southfield, MI, March 18, 2013 – Sun Communities, Inc. (NYSE: SUI) (the “Company”) today announced that it has closed its previously announced underwritten registered public offering of 5,750,000 shares of common stock at a price of $45.25 per share, which includes 750,000 shares sold to the underwriters pursuant to the full exercise of their option to purchase additional shares. The Company estimates that the net proceeds from the offering will be approximately $249,530,000 after deducting the underwriting discounts and expenses related to the offering.

The Company intends to use the net proceeds of the offering to repay outstanding debt, to fund possible future acquisitions of properties and for working capital and general corporate purposes.

BofA Merrill Lynch, Citigroup and BMO Capital Markets acted as joint book-running managers for the offering. PNC Capital Markets LLC, Raymond James and RBC Capital Markets acted as senior co-managers for the offering.  In addition, Gleacher & Company, Baird, Comerica Securities and Janney Montgomery Scott acted as co-managers for the offering.

The offering was made pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission. The offering was made only by means of a prospectus supplement and accompanying prospectus, copies of which may be obtained by contacting BofA Merrill Lynch, 222 Broadway, New York, New York 10038, Attn: Prospectus Department or by email at dg.prospectus_requests@baml.com, by contacting Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 telephone: (800) 831-9146, or by contacting BMO Capital Markets, 3 Times Square, 27th Floor, New York, NY 10036, Attention: Syndicate Department, Telephone: (800) 414-3627, or by email at bmoprospectus@bmo.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale is not permitted.

Sun Communities, Inc. is a real estate investment trust, or REIT, that currently owns and operates a portfolio of 183 communities comprising approximately 67,380 developed sites.

Forward Looking Statements

This press release contains various “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. Forward-looking statements can be identified by words such as “will,” “may,” “could,” “expect,” “anticipate,” “believes,” “intends,” “should,” “plans,” “estimates,” “approximate”, “guidance” and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters, although not all forward-looking statements contain these words.

These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties, and other factors, some of which are beyond the Company’s control. These risks, uncertainties, and other factors may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include national, regional and local economic climates, the ability to maintain rental rates and occupancy levels, competitive market forces, changes in market rates of interest, the ability of manufactured home buyers to obtain financing, the level of repossessions by manufactured home lenders and those risks and uncertainties referenced under the headings entitled “Risk Factors” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and the Company’s other periodic filings with the Securities and Exchange Commission.

The forward-looking statements contained in this press release speak only as of the date hereof and, except as required by law, the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward- looking statements made herein to reflect changes in the Company’s assumptions, expectations of future events, or trends.